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                            RUS Project Designation:

                              PENNSYLVANIA 1101-A31







                           LOAN AND SECURITY AGREEMENT

                            dated as of June 1, 2005

                                     between

                          PEGASUS RURAL BROADBAND, LLC

                                       and

                          THE UNITED STATES OF AMERICA


















                     UNITED STATES DEPARTMENT OF AGRICULTURE
                             RURAL UTILITIES SERVICE



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                           LOAN AND SECURITY AGREEMENT

              THIS LOAN AND SECURITY AGREEMENT (this "Agreement,") dated as of June 1, 2005, is between PEGASUS RURAL BROADBAND, LLC ("Borrower,") a limited liability company existing under the laws of Delaware, and the UNITED STATES OF AMERICA, acting through the Administrator of the Rural Utilities Service ("RUS.")

              The Borrower has applied for financial assistance ("Application") to RUS, requesting financial assistance from RUS to finance broadband services in rural areas.

              RUS is willing to extend financial assistance, in the form of a loan to the Borrower, pursuant to Title VI of the Rural Electrification Act of 1936 (7 U.S.C. 901 et seq.,) and all applicable federal regulations, on the terms and conditions stated herein.

              The Borrower is willing to secure the loan and its other obligations to RUS on the terms stated herein.

              THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree and bind themselves as follows:


                             ARTICLE I - DEFINITIONS

              The terms defined herein include both the plural and the singular. Unless otherwise specifically provided, all accounting terms not otherwise defined herein shall have the meanings assigned to them, and all determinations and computations herein provided for shall be made in accordance with Accounting Requirements.

              "Accounting Requirements" shall mean the system of accounting prescribed by RUS in RUS Regulations.

              "Advance" or "Advances" shall mean an advance or advances made by RUS under the Note(s).

              "Affiliate" or "Affiliated Company" of any specified person or entity means any other person or entity directly or indirectly controlling of, controlled by, under direct or indirect common control with, or related to, such specified person or entity. For the purpose of this definition, "control" of any specified person or entity means the power to direct the management and policies of such specified person or entity, directly or indirectly, whether through the ownership of stock, by contract, or otherwise.

              "Application" shall have the meaning as defined in the second paragraph hereof.

              "Business Day" shall mean any day that RUS and the Department of Treasury are both open for business.

              "Collateral" shall mean any and all property pledged as security for the Loan and other amounts owing to RUS under the Loan Documents, including, without limitation, the property described in Article IV and on Schedule 2.

              "Distribution" shall have the meaning as defined in Section 7.10.

              "Event of Default" shall have the meaning as defined in Article
IX.

              "Expiration Date" shall have the meaning as defined in Paragraph
(c) of Section 3.1.

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              "Interest Expense" shall have the meaning as defined in
Attachment 3.

              "Laws" shall have the meaning as defined in paragraph (e) of
Article II.

              "Loans" shall mean the loans described in Section 3.1.

              "Loan Documents" shall mean, collectively, this Agreement, Security Documents and the Note(s).

              "Material Adverse Effect" shall mean a material adverse effect on, or change in, the condition, financial or otherwise, operations, properties, business or prospects of the Borrower or on the ability of the Borrower to perform its obligations under the Loan Documents as determined by RUS.

              "Net Income" or "Net Margins" shall have the meaning as defined in Attachment 3.

              "Net Worth" shall have the meaning as defined in Attachment 3.

              "Note(s)" shall have the meaning as defined in Paragraph (a) of
Section 3.2.

              "Obligations" shall mean any and all indebtedness, obligations and liabilities of the Borrower to RUS, of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, howsoever evidenced or created, including, without limitation, all loans (including any loan by renewal or extension); all indebtedness, all Notes, all undertakings to take or refrain from taking any action; and all interest, taxes, fees, charges, expenses, and attorney's fees chargeable to Borrower or incurred by RUS under this Agreement or in any other document or instrument delivered hereunder or as a supplement hereto.

              "Permitted Encumbrances" shall mean:

              (1) liens for taxes, assessments and other governmental charges which are not delinquent;

              (2) liens for taxes, assessments and other governmental charges already delinquent which are currently being contested in good faith by appropriate proceedings; PROVIDED the Borrower shall have set aside on its books adequate reserves with respect thereto;

              (3) mechanics', workmen's, repairmen's, materialmen's, warehousemen's and carriers' liens and other similar liens arising in the ordinary course of business and which are not delinquent, or which are being contested in good faith and have not proceeded to judgment; PROVIDED the Borrower shall have set aside on its books adequate reserves with respect thereto;

              (4) liens in respect of judgments or awards with respect to which the Borrower shall in good faith currently be prosecuting an appeal or proceedings for review and with respect to which the Borrower shall have secured a stay of execution pending such appeal or proceedings for review; PROVIDED the Borrower shall have set aside on its books adequate reserves with respect thereto;

              (5) liens or privileges of any employees of the Borrower for salary or wages earned but not yet payable;

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              (6)     any obligations or duties, affecting the property of the
                      Borrower, to any municipality or governmental or other public authority with respect to any franchise, grant, license or permit;

              (7) any right which any municipal or governmental authority may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Borrower upon payment of cash or reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of the Borrower; PROVIDED, HOWEVER, that nothing in this clause 7 is intended to waive any claim or rights that RUS may otherwise have under Federal laws;

              (8) any lien required by law or governmental regulations as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Borrower to maintain self-insurance or to participate in any fund established to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements; PROVIDED, HOWEVER, that nothing in this clause 8 is intended to waive any claim or rights that RUS may otherwise have under Federal laws; and

              (9) liens arising out of any defeased mortgage or indenture of the Borrower.

              "Pledged Deposit Account" shall have the meaning as defined in
Section 6.4.

              "Project" shall have the meaning as defined in Paragraph (a) of
Section 3.4.

              "RUS Regulations" shall mean the rules, regulations and bulletins of general applicability published by RUS from time to time, as such rules, regulations and bulletins exist at the date of applicability thereof, and shall also include any rule and regulations of other Federal entities which RUS is required by law to implement. Any reference to specific RUS Regulations shall mean the version of and cite to such regulation effective at the date of applicability thereof.

              "Security Documents" shall mean, collectively, any mortgage, security agreement, financing statement, deposit account control agreement or other document providing collateral for the Loan.

              "Service Rates" shall mean the rates charged for data, video, voice or any other service proposed in the Application.

              "Subsidiaries" shall mean the subsidiaries listed in Schedule 1.

              "TIER" shall mean the Borrower's total Net Income or Net Margins plus Interest Expense payable for any year divided by Interest Expense payable for such year, as determined in Schedule 1 hereto.

              "TIER Commencement Date" shall have the meaning as defined in
Section 6.11.

              "Total Assets" shall have the meaning as defined in Attachment 3.


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                   ARTICLE II - REPRESENTATIONS AND WARRANTIES

              Recognizing that RUS is relying hereon, the Borrower represents and warrants, as of the date of this Agreement, as follows:

              (a) Organization; Power, Etc The Borrower: (i) is the type of organization specified in the first paragraph hereof, duly organized, validly existing, and in good standing under the laws of the State identified in the first paragraph hereof; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business make such qualification necessary; (iii) has legal power to own and operate its assets and to carry on its business and to enter into and perform its obligations under the Loan Documents; (iv) has duly and lawfully obtained and maintained all material licenses, certificates, permits, authorizations and approvals necessary to conduct its business or required by applicable Laws; and (v) is eligible to obtain the financial assistance from RUS contemplated by the Agreement.

              (b) Authority. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and the performance of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions and do not violate any provision of law or any charter, articles of incorporation, organization documents or bylaws of the Borrower or result in a breach of, or constitute a default under, any agreement, security agreement, note or other instrument to which the Borrower is a party or by which it may be bound. The Borrower has not received any notice from any other party to any of the foregoing that a default has occurred or that any event or condition exists that with the giving of notice or lapse of time or both would constitute such a default.

              (c) Consents. No consent, approval, authorization, order, filing, qualification, license, or permit of any governmental authority is necessary in connection with the execution, delivery, performance or enforcement of the Loan Documents, except such as have been obtained and are in full force and effect.

              (d) Binding Agreement. Each of the Loan Documents is, or when executed and delivered will be, the legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed in equity or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

              (e) Compliance with Laws. The Borrower is in compliance in all material respects with all federal, state and local laws, rules, regulations, ordinances, codes and orders (collectively, "Laws.")

              (f) Litigation. There are no pending or threatened legal, arbitration or governmental actions or proceedings to which the Borrower is a party or to which any of its property is subject which, if adversely determined, could have a Material Adverse Effect.

              (g) Information Submitted with Application. All information, reports, and other documents and data submitted to RUS in connection with the Application were, at the time the same were furnished, complete, and correct in all material respects. Any financial statements or data submitted to RUS in connection with the Application present fairly, in all material respects, the financial position of the Borrower and the results of its operations in conformity with Accounting Requirements. Since the date thereof, there has been no material adverse change in the financial condition or operations of the Borrower. .

              (h) Principal Place of Business. The principal place of business and chief executive office of the Borrower is at the address of the Borrower specified in Schedule 1 hereto.

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              (i)     Organization Number. The Borrower's organization number is correctly identified in Schedule 1 hereto.

              (j) Subsidiaries and Parent. Any subsidiaries or parent of the Borrower are disclosed on the attached Schedule 1.

              (k) Defaults Under Other Agreements. No default by the Borrower has occurred under any agreement or instrument to which the Borrower is a party or to which any of its property is subject that could have a Material Adverse Effect.

              (l) Title to Property. Except as disclosed in writing in the opinion of counsel, the Borrower holds good and marketable title to all of the Collateral, free and clear of any liens, security interests or other encumbrances except for Permitted Encumbrances.


                             ARTICLE III - THE LOANS

SECTION 3.1 LOAN AMOUNT, INTEREST RATE, AND EXPIRATION DATE.

              (a) RUS agrees to make and the Borrower agrees to accept, on the terms and conditions stated in this Agreement, a loan, in the amount specified in Schedule 1 hereto ("Loan.")

              (b) The portion of the Loan specified in Schedule 1 hereto will bear interest at the comparable Treasury rate for comparable maturities, as determined by RUS, and the portion of the Loan specified in Schedule 1 hereto will bear interest at the rate of four percent (4%) per annum.

              (c) The obligation of RUS to advance the Loan or any portion of the Loan shall expire on a date ("Expiration Date") five years from the date of the Note(s). No portion of the Loan will be advanced by RUS to the Borrower after the Expiration Date. RUS, in its sole discretion, may approve an extension of the Expiration Date, provided that the Borrower notify RUS, in writing at least ten days prior to the Expiration Date, of the reasons and need for an extension, together with a suggested revised Expiration Date.

SECTION 3.2   LOAN DOCUMENTS

              (a) The debt created by the Loan will be evidenced by a note(s) ("Note(s)") executed by the Borrower and payable to the United States of America. The Borrower shall repay the Loan in accordance with the Note(s) which shall be payable and bear interest in accordance with its (their) terms.

              (b) The Borrower shall execute the Security Documents covering all of the Borrower's property, in form and substance satisfactory to RUS, and such other security instruments as required by RUS.

SECTION 3.3   PAYMENT

              Except as otherwise prescribed by RUS, the Borrower shall make all payments on the Note(s) utilizing electronic fund transfer procedures as specified by RUS.

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SECTION 3.4   PROJECT

              (a) Loan Purpose. The Loan has been made solely to finance the project specifically described in the Application ("Project.")

              (b) Changes to Project. The Borrower shall obtain the prior written approval of RUS for any material change to the scope, loan design, construction, delivery of services, or objectives of the Project.


                     ARTICLE IV - GRANT OF SECURITY INTEREST

              To secure the payment and performance of the Obligations, the Borrower hereby pledges, assigns, and transfers to RUS, and grants to RUS a continuing security interest in and to all fixtures and personal property, tangible and intangible, of every kind, nature or description, now owned, leased, or hereafter acquired by the Borrower, wherever located, including but not limited to, accounts, chattel paper, documents, instruments, general intangibles, licenses, permits, equipment, goods, proceeds, products, and accessions, as well as its right, title and interests in real property, now owned, leased or hereafter acquired and wherever located, and the property described in Schedule 2 hereto.


                        ARTICLE V - CONDITIONS OF LENDING

SECTION 5.1   CONDITIONS PRECEDENT TO LOAN CLOSING

              In connection with the execution and delivery of this Agreement, each of the following conditions shall be satisfied (all documents, certificates and other evidence of such conditions are to be satisfactory to RUS in its discretion):

              (a) Legal Matters. All legal matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to counsel for RUS;

              (b) Loan Documents. RUS shall receive duly executed originals of the Loan Documents;

              (c) Filed and Recorded Security Documents. RUS shall have received executed, filed and indexed financing statements covering all of the personal property and fixtures of the Borrower;

              (d) Articles of Incorporation, Charter, Bylaws and Organizational Documents. With respect to corporate and cooperative Borrowers, RUS shall have received certified copies of the Borrower's most recent articles of incorporation or charter and bylaws. With respect to limited liability companies or similar organizations, RUS shall have received certified copies of the Borrower's most recent organization documents containing provisions reflecting the obligations of the Borrower in paragraphs
                      (c) and (d) of Section 7.3;

              (e) Authorizations. RUS shall have received satisfactory evidence that all Loan Documents and proceedings of the Borrower necessary for duly authorizing the execution, delivery and performance of the Loan Documents have been obtained and are in full force and effect;

              (f) Approvals. RUS shall have received satisfactory evidence that the Borrower has duly registered when and where required by law with all state, Federal and other public authorities and regulatory bodies and obtained all authorizations, certificates, permits, licenses, franchises and approvals necessary for, or required as a condition of, the validity and enforceability of each of the Loan Documents and for the construction and operation of the Project;

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              (g)     Title Evidence. RUS shall have received satisfactory
                      evidence that the Borrower has good and marketable title to its property, including the Project, and holds such franchises, permits, leases, easements, rights, privileges, licenses, or right-of-way instruments, reasonably adequate in form and substance, as may be required by law for the continued maintenance and operation of the existing facilities and Project; and

              (h) Opinion of Counsel. RUS shall receive an opinion of counsel for the Borrower (who shall be acceptable to RUS) in form and content acceptable to RUS.

SECTION 5.2 GENERAL CONDITIONS PRECEDENT TO RUS' OBLIGATIONS TO RELEASE FUNDS FOR ADVANCE

              The obligations of RUS hereunder are subject to the satisfaction of each of the following conditions precedent (all documents, certificate and other evidence of such conditions are to be satisfactory to RUS in its discretion):

              (a) Service Rate Evidence. RUS shall have received satisfactory evidence that the Borrower has duly adopted Service Rates for all proposed services which are designed with a view to (i) paying and discharging all taxes, maintenance expenses, and operating expenses of the Borrower, (ii) making all payments in respect of principal and interest on the Note(s) when and as the same shall become due, (iii) providing and maintaining reasonable working capital of the Borrower, and (iv) producing and maintaining the TIER specified in Schedule 1 hereto;

              (b) Fidelity Bond or Theft Insurance Coverage. RUS has received from the Borrower, except Borrowers which are units of government, evidence, satisfactory to RUS, that the Borrower has obtained fidelity bond or theft insurance coverage, as required by RUS Regulations at 7 C.F.R. 1788, identifying RUS as a loss payee, from a surety doing business with the United States listed in 31 CFR Part 223, in the amount specified in Schedule 1, covering all officers, employees, or agents of the Borrower authorized to receive, disburse, or receive and disburse the Loan;

              (c) Compliance with Deposit Requirements. RUS has received from the Borrower evidence, satisfactory to RUS, that the Borrower (i) has on deposit in an account, equity funds, in the amount specified in Schedule 1, to cover one year's anticipated operating expenses, in accordance with 7 C.F.R. Section 1738.20(b) and (ii) has, or upon release of the initial advance of funds hereunder, will have on deposit in an account, equity funds in the amount specified in Schedule 1, to be applied against operating expenses for subsequent periods. The Borrower shall provide RUS with a schedule of the anticipated application of funds deposited in accordance with clause (i) of this paragraph.

              (d) Current Financial Information and Certificate of Authority. RUS has received from the Borrower (i) its current updated balance sheet, statement of cash flow, and income statement and (ii) a duly authorized and executed certification, Form 675, "Certification of Authority," designating an officer, employee, or agent of the Borrower as the person or persons authorized to execute and submit, on behalf of the Borrower, REA Form 481, "Financial Requirement Statement."


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SECTION 5.3   CONDITIONS TO INDIVIDUAL ADVANCES

              The obligations of RUS to approve any Advance of the Loan is subject to the satisfaction of each of the following conditions precedent on or before the date of such Advance (all documents, certificates and other evidence of such conditions precedent are to be satisfactory to RUS in its discretion):

              (a) Continuing Representations and Warranties. That the representations and warranties of the Borrower contained in this Agreement be true and correct on and as of the date of such Advance as though made on and as of such date;

              (b) Material Adverse Effect. That no event has occurred which has had or could have a Material Adverse Effect;

              (c) Event of Default. That no Event of Default and no event which with the passage of time or giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing, or shall have occurred after giving effect to any Advances on the books of the Borrower;

              (d) Requisitions and Supporting Documentation. That RUS shall have received a requisition, not more frequently than once a month, and supporting documentation from the Borrower in accordance with Rural Utilities Service RUS Bulletin 1738-2, Rural Broadband Access Loan and Loan Guarantee Advance and Construction Procedures Guide, as amended and supplemented from time to time (hereinafter "RUS Bulletin 1738-2,") attached hereto as Attachment 1 or available at http://www.usda.gov/rus/telecom/broadband/rus-bulletin-
                      1738-2;

              (e) Certification of Reimbursement. That RUS shall have received a certification in the form of Exhibit A, confirming that the requested advance is for the reimbursement of funds spent on approved loan purposes;

              (f) Flood Insurance. That for any Advance used in whole or in part to finance the construction or acquisition of any building in any area identified by the Secretary of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973 (the "Flood Insurance Act") or any rules, regulations or orders issued to implement the Flood Insurance Act as any area having special flood hazards, or to finance any facilities or materials to be located in any such building, or in any building owned or occupied by the Borrower and located in such a flood hazard area, the Borrower shall have submitted evidence, in form and substance satisfactory to RUS or RUS has otherwise determined, that (i) the community in which such area is located is then participating in the national flood insurance program, as required by the Flood Insurance Act and any related regulations, and (ii) the Borrower has obtained flood insurance coverage with respect to such building and contents as may then be required pursuant to the Flood Insurance Act and any related regulations.;

              (g) Current Financial Information. That RUS has received from the Borrower its current, updated balance sheet, statement of cash flow, and income statement;

              (h) Compliance with Deposit Requirements. RUS has received from the Borrower, evidence, satisfactory to RUS, that the funds required to be on deposit in accordance with Section 5.2(c) have been applied solely for the purposes for which they were deposited, or if otherwise, with the approval of RUS.

              (i) Compliance with Loan Documents. That the Borrower is in material compliance with the Loan Documents;

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              (j)     Additional Documents. The Borrower agrees to provide RUS
                      with such additional documents as RUS may request; and

              (k) Additional Conditions. The Borrower has met all additional conditions specified in Schedule 1 hereto.

SECTION 5.4 FIRST ADVANCE TO PAY OFF INTERIM FINANCING; RESTRICTIONS ON SUBSEQUENT ADVANCES

              Loan funds to pay off RUS-approved interim financing, if any, will be included in the first loan advance. Thereafter no further advances will be made unless and until the Borrower has furnished evidence, in form and content satisfactory to RUS, that such interim financing has been paid in full and any associated liens have been duly discharged of record.


                       ARTICLE VI - AFFIRMATIVE COVENANTS

SECTION 6.1   GENERALLY

              Unless otherwise agreed to in writing by RUS, while this Agreement is in effect, the Borrower shall duly observe each of the affirmative covenants contained in this Article VI.

SECTION 6.2   USE OF ADVANCES

              The Borrower shall apply the proceeds of Advances in accordance with its Application with such modifications as may be mutually agreed to in writing by RUS and the Borrower.

SECTION 6.3   UNUSED AND DISALLOWED ADVANCES

              (a) The Borrower shall return to RUS forthwith all or any advanced portion of the Loan not disbursed by the Borrower for the Project or not needed to complete the Project with any interest earned thereon when deposited in the Pledged Deposit Account or other account approved by RUS.

              (b) The Borrower shall reimburse RUS for any advanced funds whose original expenditure has been disallowed by a RUS loan audit. Disallowances shall be satisfied, as directed by RUS, by either administrative offset against requests for Advances or repaying the disallowed amount directly to the United States Treasury. Such disallowed amounts shall accrue interest payable to RUS from the date RUS delivers to the Borrower a written demand for payment. Interest shall accrue at the lesser of the following: the interest rate of the disallowed Advance or the then current United States Treasury rate as prescribed by the Secretary of the Treasury in the Federal Register and the Treasury Fiscal Requirements Manual Bulletin. Closeout of the Loan will not affect the right of RUS to disallow expenditures and recover, in full, any amount on the basis of a subsequent audit or other review or the Borrower's obligation to return any disallowed expenditures.

SECTION 6.4   DEPOSIT OF ADVANCES INTO PLEDGED DEPOSIT ACCOUNT

              (a) The Borrower, when directed in writing by RUS, shall open and maintain a deposit account pledged to RUS ("Pledged Deposit Account,") in a bank or depository whose deposits are insured by the Federal Deposit Insurance Corporation or other federal agency acceptable to RUS and shall be designated by the RUS name of the Borrower followed by the words "Pledge Deposit Account." The Borrower shall, when directed in writing by RUS, promptly deposit (i) proceeds from such Advances, as may be directed by RUS, (ii) previously advanced funds whose original expenditure has been disallowed by a RUS loan audit, and (iii) the funds described on Schedule 1 hereto as "Additional Funds" into the Pledged Deposit Account. Moneys in the Pledged Deposit Account shall be used solely for the purposes for which the Advance was made, for the purposes as set forth in
                      Schedule 1 hereto (hereinafter "Additional Purposes,") or for such other purposes as may be approved by RUS. Deposits and disbursements from the Pledged Deposit Account shall be made and recorded in accordance with Attachment 1 hereto, RUS Bulletin 1738-2, as amended and supplemented from time to time.

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              (b)     First Lien on Pledged Deposit Account. The Borrower shall
                      establish and maintain the Pledged Deposit Account as a deposit account and perfect a first and prior lien in such account for RUS, (pursuant to a deposit account agreement or similar agreement or mechanism for perfecting as provided by applicable law) in form acceptable to RUS.

              (c) Construction Fund Account. The Borrower shall promptly deposit Loan Advances not required to be deposited in a Pledged Deposit Account, including previously advanced Loan funds whose original expenditures has been disallowed by a RUS loan fund audit, in a bank or depository whose deposits are insured by the Federal Deposit Insurance Corporation or other federal agency acceptable to RUS. Such account (hereinafter the "Construction Fund Account") shall be designated by the corporate name of the Borrower followed by the words "Construction Fund Account." Moneys in the Construction Fund Account shall be used solely for the approved purposes for which they were advanced. Deposits and disbursements from the Construction Fund Account shall be made and recorded in accordance with Attachment 1 hereto, RUS Bulletin 1738-2, as amended and supplemented from time to time.

SECTION 6.5   USE OF OPERATING FUNDS

              The Borrower shall expend the funds on deposit in accordance with
Section 5.2(c) solely for the purposes approved by RUS, and shall provide RUS with a schedule for the expenditure of funds deposited to comply with 7 C.F.R.
Section 1738.20(b).

SECTION 6.6   FINANCIAL BOOKS

              The Borrower shall maintain, at its premises, such books, documents, papers, or other records and supporting documents, including, but not limited to, invoices, receipts, and bills of sale, adequate to identify the purposes for which, and the manner in which Loan and other funds were expended on the Project. The Borrower shall at all times keep, and safely preserve, proper books, records and accounts in which full and true entries shall be made of all dealings, business, and affairs of the Borrower and its Subsidiaries, in accordance with any applicable Accounting Requirements. The Borrower shall maintain copies of all documents submitted to RUS in connection with the Loan until the Loan has been paid in full and all audits have been completed.

SECTION 6.7   RIGHTS OF INSPECTION

              The Borrower shall afford RUS, the Office of the Inspector General of USDA, and the General Accounting Office, through their representatives, reasonable opportunity, at all times during business hours and upon prior notice, to have access to and right to inspect the Project, any other property encumbered by the Security Documents, and any and all books, records, accounts, including electronic books, records, accounts and electronic mail messages, regardless of the physical form or characteristics, invoices, contracts, leases, payrolls, canceled checks, statements, and other documents, and papers of every kind belonging to or in any way pertaining to its property or business, including its Subsidiaries, if any, and to make copies or extracts therefrom.

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SECTION 6.8   ANNUAL AND SPECIAL FINANCIAL REPORTS

              (a) One hundred twenty (120) days from the end of the Borrower's fiscal year in which the first Advance is made and, thereafter, one hundred twenty (120) days from the close of each fiscal year of the Borrower, the Borrower shall cause to be prepared and furnished to RUS a full and complete annual report of its financial condition and of its operations in form and substance satisfactory to RUS, and as provided in 7 C.F.R. 1773, which is audited and certified by an independent certified public accountant satisfactory to RUS and accompanied by a report of such audit in form and substance satisfactory to RUS.

              (b) The Borrower shall also furnish to RUS fifteen (15) Business Days after the end of each calendar year quarter, and on such additional dates as specified in Schedule 1 (hereinafter "Additional Reporting Dates,") or as otherwise requested in writing by RUS, balance sheets, income statements, statements of cash flow, or such other reports concerning the financial condition or operations of the Borrower, including its Subsidiaries, as RUS may request or RUS Regulations require.

SECTION 6.9   ANNUAL COMPLIANCE CERTIFICATE

              Commencing forty-five (45) days from the date hereof, and thereafter, within forty-five (45) days after the close of each calendar year, or more often if required in writing by RUS, the Borrower shall deliver to RUS a written statement signed by its general manager, managing member, or equivalent corporate official satisfactory to RUS, stating that, during such year the Borrower has fulfilled its obligations under the Loan Documents throughout such year in all material respects or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such official and the nature and status thereof.

SECTION 6.10 MISCELLANEOUS REPORTS AND NOTICES

              The Borrower shall furnish to RUS:

              (a) Notice of Default. Promptly after becoming aware thereof, notice of: the occurrence of any default under the Loan Documents or the receipt of any notice given pursuant to the Loan Documents with respect to the occurrence of any event which with the giving of notice or the passage of time, or both, could become an Event of Default hereunder or under the other Loan Documents.

              (b) Notice of Litigation. Promptly after the commencement thereof, notice of the commencement of all actions, suits or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting the Borrower or any Affiliate which, if adversely determined, could have a Material Adverse Effect on the Borrower.

              (c) Regulatory and Other Notices. Promptly after receipt thereof, copies of any notices or other communications received from any governmental authority with respect to any matter or proceeding which could have a Material Adverse Effect on the Borrower.

              (d) Material Adverse Effect. Promptly after becoming aware thereof, notice of any matter which has resulted or may result in a Material Adverse Effect on the Borrower.

              (e) Corporate Document Changes. Thirty (30) days prior to their effectiveness, any amendments, supplements or modifications to the Borrower's Articles of Incorporation, Charter, Bylaws, Operating Agreement, Members Agreements or other Organizational Documents.

              (f) Other Information. Such other information regarding the condition, financial or otherwise, or operations of the Borrower as RUS may, from time to time, reasonably request.

SECTION 6.11 RATES AND FINANCIAL PERFORMANCE CRITERIA

              The Borrower shall design, charge and maintain rates in effect which (i) pay and discharge all taxes, maintenance expenses and operating expenses of its system (ii) make all payments in respect of principal of and interest on the Note(s) when and as the same shall become due, (iii) provide and maintain reasonable working capital for the Borrower, and (iv) maintain the TIER specified on Schedule 1 hereto commencing on the date specified on Schedule 1 hereto (the "TIER Commencement Date") and ending when the Loan is repaid in full.

SECTION 6.12 TIER

              The Borrower will maintain the TIER specified in Schedule 1 beginning on the TIER Commencement Date until the Loan is paid in full.

SECTION 6.13 CORRECTIVE ACTION

              Within thirty (30) days of (i) sending the financial reports required by Section 6.8 hereof that shows the TIER specified by Section 6.12 was not achieved for the reported fiscal period or (ii) being notified by RUS that the TIER specified in Section 6.12 was not achieved for the reported fiscal period, whichever is earlier, the Borrower, in consultation with RUS, shall provide a written plan satisfactory to RUS setting forth the actions that shall be taken to achieve the specified TIER on a timely basis and shall promptly implement said plan.

SECTION 6.14 OBLIGATIONS WITH RESPECT TO THE CONSTRUCTION, OPERATION AND MAINTENANCE OF THE PROJECT

              (a) Project Management and Operation. The Borrower shall be responsible for managing the day to day operations of the Project and will operate the Project in an efficient and economic manner as well as maintaining the Project in good repair.

              (b) Design Standards, Construction Standards and List of Material. The Borrower shall use design standards, construction standards and list of acceptable materials in accordance with Attachment 1 hereto, RUS Bulletin 1738-2, as amended and supplemented from time to time.

              (c) Plans and Specifications. The Borrower shall submit plans and specifications for construction to RUS for review and approval in accordance with Attachment 1 hereto, RUS Bulletin 1738-2, as amended and supplemented from time to time.

              (d) Standard Forms of Purchase Contracts, Installation Contracts, Construction Contracts, and Engineering and Architectural Service Contracts. The Borrower shall use the standard forms of contracts promulgated by RUS for construction, procurement, engineering services and architectural services in accordance with Attachment 1 hereto, RUS Bulletin 1738-2, as amended and supplemented from time to time, and shall submit to RUS such contracts for review and approval in accordance with such Attachment 1.

              (e) Contract Bidding Requirements. The Borrower shall follow RUS bidding procedures when contracting for construction or procurement in accordance with Attachment 1 hereto, RUS Bulletin 1738-2, as amended and supplemented from time to time.

              (f) Construction in Accordance with Loan Design. The Borrower shall cause the Project to be constructed and completed in accordance with the loan design submitted with the Application.

              (g) General Insurance Requirements. The Borrower shall take out and maintain insurance on the Project and any other property acquired with the Loan in accordance with 7 CFR
                      Section 1788 as well as maintaining the fidelity bond or theft insurance coverage required in Section 5.2(b) hereof.

SECTION 6.15 PRESERVATION OF EXISTENCE AND RIGHTS

              The Borrower shall, until the Loan is repaid in full, take or cause to be taken all such actions as from time to time may be necessary to preserve its existence and to preserve and renew all franchises, contracts, rights of way, easements, permits, and licenses now or hereafter to be granted or conferred upon it, with respect to the Project, the loss of which would have a Material Adverse Effect on the Borrower.

SECTION 6.16 COMPLIANCE WITH LAWS

              The Borrower shall operate and maintain the Project and its properties in compliance in all material respects with all applicable Laws.

SECTION 6.17 NONDISCRIMINATION

              (a) Equal Opportunity Provisions in Construction Contracts. The Borrower shall incorporate or cause to be incorporated into any construction contract, as defined in Executive Order 11246 of September 24, 1965 and implementing regulations, which is paid for in whole or in part with funds obtained from RUS or borrowed on the credit of the United States pursuant to a grant, contract, loan, insurance or guarantee, or undertaken pursuant to any RUS program involving such grant, contract, loan, insurance or guarantee, the equal opportunity provisions set forth in Attachment 2 hereto, entitled Equal Opportunity Contract Provisions.

              (b) Equal Opportunity Contract Provisions Also Bind the Borrower. The Borrower further agrees that it shall be bound by such equal opportunity clause in any federally assisted construction work which it performs itself other than through the permanent work force directly employed by an agency of government.

              (c) Sanctions and Penalties. The Borrower agrees that it shall cooperate actively with RUS and the Secretary of Labor in obtaining the compliance of contractors and subcontractors with the equal opportunity clause and the rules, regulations and relevant orders of the Secretary of Labor, that it shall furnish RUS and the Secretary of Labor such information as they may require for the supervision of such compliance, and that it shall otherwise assist the administering agency in the discharge of RUS' primary responsibility for securing compliance. The Borrower further agrees that it shall refrain from entering into any contract or contract modification subject to Executive Order 11246 with a contractor debarred from, or who has not demonstrated eligibility for, Government contracts and federally assisted construction contracts pursuant to Part II, Subpart D of Executive Order 11246 and shall carry out such sanctions and penalties for violation of the equal opportunity clause as may be imposed upon contractors and subcontractors by RUS or the Secretary of Labor pursuant to Part II, Subpart D of Executive Order 11246. In addition, the Borrower agrees that if it fails or refuses to comply with these undertakings RUS may cancel, terminate or suspend in whole or in part this Agreement, may refrain from extending any further assistance under any of its programs subject to Executive Order 11246 until satisfactory assurance of future compliance has been received from the Borrower, or may refer the case to the Department of Justice for appropriate legal proceedings.

SECTION 6.18 BUY AMERICAN

              The Borrower shall use or caused to be used in connection with the expenditures of funds if such funds were obtained in whole or in part by a loan being made or guaranteed by RUS only such unmanufactured articles, materials, and supplies as have been mined or produced in the United States or any eligible country, and only such manufactured articles, material, and supplies as have been manufactured in the United States or any eligible country substantially all from articles, material, and supplies mined, produced or manufactured, as the case may be, in the United States or any eligible country, except to the extent RUS shall determine that such use shall be impracticable or that the cost thereof shall be unreasonable. For purposes of this section, an "eligible country" is any country that has with respect to the United States an agreement ensuring reciprocal access for United States products and services and United States suppliers to the markets of that Country, as determined by the United States Trade Representative.

SECTION 6.19   COLLATERAL TO BE PURCHASED FREE OF ENCUMBRANCES.

              Except as specifically authorized in writing in advance by RUS, the Borrower will purchase all Collateral and all materials, equipment, supplies and replacements to be incorporated in, or used in connection with the Collateral outright, and not subject to any conditional sales agreement, chattel mortgage, bailment lease or other agreement reserving to the seller any right, title or lien.

SECTION 6.20    BORROWER TO DEFEND TITLE AND REMOVE LIENS

              Except as to Permitted Encumbrances, the Borrower will, so long as any of the Notes are outstanding, maintain and preserve the lien of this Agreement superior to all other liens affecting the Collateral, and will forever warrant and defend the title to the Collateral against any and all claims and demands whatsoever. The Borrower shall make, execute, acknowledge, deliver, file and record all such mortgages, financing statements, continuation statements, security agreements, instruments and conveyances as is necessary to preserve the lien of this Agreement against the Collateral superior to all other liens. Except as to Permitted Encumbrances, the Borrower will promptly pay or discharge any and all obligations for or on account of which any such lien or charge might exist or could be created and any and all lawful taxes, rates, levies, assessments, liens, claims or other charges imposed upon or accruing upon any of the Collateral, as and when the same shall become due and payable; and whenever called upon so to do by RUS will furnish to RUS adequate proof of such payment or discharge; provided, however that this provision shall not be deemed to require the payment or discharge of any tax, rate, levy, assessment or other governmental charge while the Borrower is contesting the validity thereof by appropriate proceedings in good faith and so long as it shall have set aside on its books adequate reserves with respect thereto.

SECTION 6.21  FURTHER ASSURANCES

              (a) The Borrower shall from time to time upon written demand of RUS make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered all such further and supplemental mortgages, financing statements, continuation statements, security agreements, instruments and conveyances as may be requested by RUS and take or cause to be taken all such further action as may reasonably be requested by RUS to provide for the securing and payment of the principal of, interest on, and any and all other amounts payable hereunder and under the Note(s) according to the terms thereof and for the purpose of fully conveying, transferring and confirming the property hereby conveyed, mortgaged and pledged or intended so to be, whether now owned by the Borrower or hereafter acquired by it.

              (b) The Borrower shall cause this Agreement, financing statement, continuation statement and every additional instrument which shall be executed pursuant to subsection
                      (a) immediately above, to forthwith upon execution to be filed and recorded and refiled and rerecorded as conveyances and security interests in real and personal property in such manner and in such places as may be required by law or requested by RUS in order fully to preserve the security for the Loan and to perfect and maintain the superior lien of this Agreement and all supplemental security instruments.

SECTION 6.22 ADDITIONAL AFFIRMATIVE COVENANTS

              The Borrower shall comply with the additional affirmative covenants set forth in Schedule 1 hereto.


                        ARTICLE VII - NEGATIVE COVENANTS

SECTION 7.1   GENERAL

              Unless otherwise agreed to in writing by RUS, while this Agreement is in effect, the Borrower shall duly observe each of the negative covenants set forth in this Article VII.

SECTION 7.2   MERGER, CONSOLIDATION AND TRANSFER OF PROPERTY

              The Borrower shall not, without the prior written consent of RUS, take or suffer to be taken any steps to reorganize, consolidate with or merge into any other corporation, or to sell, lease or transfer (or make any agreement therefor) all or any part of its property, including, without limitation, the Project.

SECTION 7.3   COVENANTS FOR LIMITED LIABILITY COMPANIES AND SIMILAR BORROWERS

              Borrowers which are limited liability or similar organizations agree that:

              (a) The death, retirement, resignation, expulsion, termination, bankruptcy or dissolution of any member or the occurrence of any other event that terminates the continued membership of any member shall not cause the Borrower to be dissolved or its affairs to be wound up;

              (b) Prior to the date on which any and all obligations owed to RUS, including the Note evidencing the Loan, are discharged in full, the Borrower shall not be dissolved or terminated;

              (c) The organizational documents of the Borrower shall contain provisions reflecting the obligations of the Borrower in paragraphs (a) and (b) immediately above and such provisions shall not be amended without the prior written consent of RUS;

              (d) No direct or indirect addition, issuance, or transfer of any membership units (or any other ownership interest) in the Borrower may be made by the Borrower or its members without the prior written consent of RUS.

SECTION 7.4   ADDITIONAL INDEBTEDNESS

              The Borrower shall not, without the prior written consent of RUS, incur additional secured or unsecured indebtedness other than (i) purchase money security interests, (ii) unsecured trade indebtedness and (iii) other debt arising in the ordinary course of business. Indebtedness under items (i), (ii), and (iii) in the aggregate shall not exceed five percent (5%) of the Borrower's consolidated total assets.

SECTION 7.5   NEGATIVE PLEDGE

              The Borrower shall not create, incur or suffer any lien, mortgage, pledge, assignment, or other encumbrance on, or security interest on its property, other than Permitted Encumbrances.

SECTION 7.6   DISPOSAL OF OBSOLETE OR DAMAGED COLLATERAL

              So long as the Borrower is not in default hereunder, the Borrower may, without obtaining the consent of RUS, sell or otherwise dispose of, free from the lien hereof, any of its property which is neither necessary to, nor useful for, the operation of the Borrower's business, or which has become obsolete, worn out, damaged, or otherwise unsuitable for the purposes of the Borrower; provided, however, that the Borrower shall to the extent necessary:
(1) replace the same with other property of the same kind and nature, or substitute thereof, which shall be subject to the lien hereof, free and clear of all prior liens, and apply the proceeds, if any, derived from the sale or disposition of such property, which are not needed for the replacement thereof, to the prepayment of the indebtedness on the outstanding Notes; (2) immediately upon the receipt of the proceeds of any sale or disposition of said property, apply the entire amount of such proceeds to the prepayment of the indebtedness evidenced by the Notes; or (3) deposit all or such part of the proceeds derived from the sale or disposition of said property into such bank accounts as RUS shall specify, and shall use the same only for such additions to, or improvements in, the Collateral, on such terms and conditions as RUS shall specify.

SECTION 7.7   CONTRACTS

              The Borrower shall not, without the prior written consent of RUS, enter into any contract or contracts for the operation or maintenance of all or any part of its property, including, without limitation, the Project and shall not enter into any contract for the use by others of all or any part of its property, including, without limitation, the Project.

SECTION 7.8   SALARIES

              Salaries, wages, and other compensation paid by the Borrower for services, and directors', members', managers' or trustees' fees, shall be reasonable and in conformity with the usual practice of entities of the size and nature of the Borrower.

SECTION 7.9   EXTENSION OF CREDIT

              Except as specifically authorized in writing in advance by RUS, the Borrower will make no advance payments or loans, or in any manner extend its credit, either directly or indirectly, with or without interest, to any of its directors, trustees, officers, employees, stockholders, members, managers, Affiliates or Affiliated companies: provided, however, that the Borrower may make an investment for any purpose described in section 607(c)(2) of the Rural Development Act of 1972 (including any investment in, or extension of credit, guarantee, or advance made to an Affiliated Company that is used by such Affiliate for such purpose) to the extent that, immediately after such investment: (1) the aggregate of such investments does not exceed one-third of the Net Worth and (2) the Borrower's Net Worth is at least twenty (20) percent of its Total Assets.

SECTION 7.10  DISTRIBUTIONS OR WITHDRAWALS

              (a) Corporations and Cooperatives. Corporate and cooperative Borrowers shall not, without the prior written approval of RUS, make any dividend, stock, capital, capital credit or other distribution in the nature of an investment, guarantee, extension of credit, loan or advance payment on obligations, (all such distributions being hereinafter collectively called "Distributions"); provided, however, the Borrower may make a Distribution if after such Distribution, the Borrower's Net Worth is equal to at least twenty percent (20%) of its Total Assets and the amount of all such Distributions during the calendar year does not --- exceed twenty-five percent (25%) of the Borrower's Net Income or Net Margins for the prior calendar year.

              (b) Limited Liability Companies. Borrowers which are limited liability companies shall not, without the prior written approval of RUS, make any membership withdrawals, unit redemptions, or other type of profit allocation to its members and shall not, without the prior written approval of RUS, make capital distributions in the nature of an investment, guarantee, extension of credit, loan, or advance payment of obligations.

SECTION 7.11 CHANGING PRINCIPAL PLACE OF BUSINESS, PLACE OF CONDUCTING BUSINESS, OR TYPE OF ORGANIZATION

              The Borrower shall not change its principal place of business, place of conducting business, or type of organization without the prior consent of RUS.

SECTION 7.12 CHANGING NAME OR PLACE OF INCORPORATION OR ORGANIZATION

              The Borrower shall not change its legal name or place of incorporation or organization without giving RUS sixty (60) days prior written notice.

SECTION 7.13 CHANGING SERVICE RATES

              The Borrower shall not change any of its Service Rates without prior written approval by RUS.

SECTION 7.14 HISTORIC PRESERVATION

              The Borrower shall not, without the prior written consent of RUS, use any Advance to construct any facility which shall involve any district, site, building, structure or object which is included in, or eligible for inclusion in, the National Register of Historic Places maintained by the Secretary of the Interior pursuant to the Historic Sites Act of 1935 and the National Historic Preservation Act of 1966.

SECTION 7.15 LIMITATIONS ON USING NON-FDIC INSURED DEPOSITORIES.

              Without the prior written approval of RUS, the Borrower shall not place the proceeds of the Loans or any loan which has been made or guaranteed by RUS in the custody of any bank or other depository that is not insured by the Federal Deposit Insurance Corporation or other federal agency acceptable to RUS.

SECTION 7.16 AFFILIATED TRANSACTIONS

              The Borrower shall not enter into any transaction, contract, or dealing with an Affiliate of the Borrower or with the Borrower's or Affiliate's directors, trustees, officers, managers, members (if the Borrower is a limited liability company), or other corporate officials, without the prior written consent of RUS.

SECTION 7.17 PREFERRED STOCK

              The Borrower shall not issue any new or additional preferred stock without the prior written approval of RUS, which approval shall not be unreasonably withheld if such stock issuance, in RUS' sole opinion, would not be considered a debt instrument under generally accepted accounting principles.

SECTION 7.18 ADDITIONAL NEGATIVE COVENANTS

              The Borrower shall comply with the additional negative covenants set forth in Schedule 1 hereto.


                         ARTICLE VIII - LENDER'S RIGHTS

SECTION 8.1   TERMINATION OF LOAN OFFER

              RUS, in its sole discretion, may terminate the offer to make the Loan(s) if it does not receive the Loan Documents, duly executed on behalf of the Borrower and all other conditions in Section 5.1 hereof are not satisfied within one hundred twenty (120) days from the date hereof.

SECTION 8.2   AUDITS AND COMPLIANCE REVIEWS

              After giving prior notification to the Borrower, RUS has the right to conduct compliance reviews and audits of the Borrower to assure compliance with the Loan Documents and RUS Regulations.

SECTION 8.3   DISALLOWED EXPENDITURES

              Upon a determination by RUS that the Borrower did not utilize the Loan in the manner and exclusively for the Project as approved by RUS, RUS may, in its sole discretion,

              (a) Disallow all or a part of the expenditures and disbursements of the Loan and require the Borrower to deposit such funds in the Pledged Deposit Account to be applied toward other approved Project purposes or to reimburse the Government, as provided in Section 6.3 hereof;

              (b)     Suspend making Advances;

              (c) Take any other action RUS determines to be necessary including, without limitation, exercising any right or remedy available under the Loan Documents or law.

SECTION 8.4   SUSPENSION OF ADVANCES

              RUS may, in its absolute discretion, suspend making Advances hereunder, if RUS determines that an event has occurred that is likely to have a Material Adverse Effect on the Borrower.

SECTION 8.5   PAYMENT EXTENSIONS

              RUS may, at any time or times in succession without notice to or the consent of the Borrower and upon such terms as RUS may prescribe, grant to any person, firm or entity who shall have become obligated to pay all or any part of the principal of or interest on any note held by or indebtedness owed to RUS or who may be affected by the lien created by the Loan Documents, an extension of the time for the payment of such principal or interest, and after any such extension the Borrower will remain liable for the payment of such note or indebtedness to the same extent as though it had at the time of such extension consented thereto in writing.

SECTION 8.6  RIGHT TO EXPEND MONEY

                RUS shall have the right (without prejudice to any of its rights with respect to any Event of Default) to advance or expend moneys for the purpose of procuring insurance, or for the payment of insurance premiums as required hereunder, or to advance or expend moneys for the payment of taxes, assessments or other charges, or to save the Collateral from sale or forfeiture for any unpaid tax or assessment, or otherwise, or to redeem the same from any tax or other sale, or to purchase any tax title thereon, or to remove or purchase any mechanics' liens or other encumbrance thereon, or to make repairs thereon or to comply with any covenant herein contained or to prosecute and defend any suit in relation to the Collateral or in any manner to protect the Collateral and the title thereto, and all sums so advanced for any of the aforesaid purposes with interest thereon at the highest legal rate, but not in excess of twelve per centum (12%) per annum shall be deemed a charge upon the Collateral and shall be forthwith paid to RUS upon demand. It shall not be obligatory for RUS in making any such advances or expenditures to inquire into the validity of any such tax title, or of any such taxes or assessments or sales therefor, or of any such mechanics' liens or other encumbrance.

SECTION 8.7 RIGHT TO FILE FINANCING STATEMENTS

              RUS shall have the right to file such financing statements and continuation statements on its behalf, as secured party, and on behalf of the Borrower, as debtor, as RUS deems necessary to perfect a first lien on the Collateral and to maintain and preserve such perfected first lien as long as the Loan remains outstanding. The Borrower shall reimburse RUS for any expenses incurred in the exercise of this right.


                         ARTICLE IX - EVENTS OF DEFAULT

SECTION 9.1 EVENTS OF DEFAULT

              The following shall be events of default (each an "Event of Default") under this Agreement:

              (a) Representations and Warranties. Any representation or warranty made by the Borrower in Loan Documents or any certificate furnished to RUS under the Loan Documents, or in the Application shall prove to have been incorrect in any material respect at the time made;

              (b) Non-Payment. The nonpayment of any required and due installment of interest on, or principal of, any Note, whether by acceleration or otherwise, which continues for five (5) Business Days, as such term is herein defined;

              (c) Corrective Actions. Default by the Borrower in the observance or performance of Section 6.13;

              (d) Limited Liability Companies. Default by the Borrower or its members in the observance or performance of Section 7.3;

              (e) Other Covenants. Default by the Borrower in the observance or performance of any other covenant or agreement contained in any of the Loan Documents, which shall remain unremedied for thirty (30) calendar days after written notice thereof shall have been given to the Borrower by RUS;

              (f) Adverse Effects. The Borrower shall forfeit or otherwise be deprived of its charter, articles of organization, franchises, permits, easements, consents or licenses required to carry on any material portion of its business or the Borrower files for or an event occurs which can reasonably be expected to result in its dissolution or termination;

              (g) Other Obligations. Default by the Borrower in the payment of any obligation, whether direct or contingent, for borrowed money in excess of ten thousand dollars ($10,000.00) or in the performance or observance of the terms of any instrument pursuant to which such obligation was created or securing such obligation which default shall have resulted in such obligation becoming or being declared due and payable prior to the date on which it would otherwise be due and payable;

              (h) Bankruptcy. A court having jurisdiction in the premises shall enter a decree or order for relief with respect to the Borrower in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect: (1) appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official, or (2) ordering the winding up or liquidation of its affairs; or the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian or trustee, of a substantial part of its property, or make any general assignment for the benefit of creditors;

              (i) Dissolution or Liquidation. Other than as provided in the immediately preceding subsection, the dissolution or liquidation of the Borrower, or the filing of such by the Borrower;

              (j) Impaired Business. The failure by the Borrower to promptly forestall or remove any execution, garnishment or attachment of such consequence as shall impair its ability to continue its business or fulfill its obligations and such execution, garnishment or attachment shall not be vacated within thirty (30) days; and/or

              (k) Payment of Final Judgment. A final judgment in an amount of ten thousand dollars ($10,000.00) or more shall be entered against the Borrower and shall remain unsatisfied or without a stay in respect thereof for a period of thirty (30) days.


                              ARTICLE X - REMEDIES

SECTION 10.1 GENERALLY

              Upon the occurrence of an Event of Default, RUS may pursue all rights and remedies available to RUS that are contemplated by the Loan Documents in the manner, upon the conditions, and with the effect provided in the Loan Documents, including, but not limited to, a suit for specific performance, injunctive relief or damages. Nothing herein shall limit the right of RUS to pursue all rights and remedies available to a creditor following the occurrence of an Event of Default listed in Article IX hereof. Each right, power and remedy of RUS shall be cumulative and concurrent, and recourse to one or more rights or remedies shall not constitute a waiver of any other right, power or remedy.

SECTION 10.2  REMEDIES

              In addition to the remedies referred to in Section 10.1 hereof, upon the occurrence of an Event of Default, RUS may:

              (a) Refuse to make any advance or further advance on account of the Loan, but any advance thereafter made by RUS shall not constitute a waiver of such default;

              (b) Declare all unpaid principal of and all interest accrued on the Note(s) to be immediately due and payable and upon such declaration all such principal and interest shall become due and payable immediately;

              (c) Take immediate possession of the Collateral, collect and receive all credits, outstanding accounts and bills receivable of the Borrower and all rents, income, revenues and profits pertaining to or arising from the Collateral, or any part thereof, and issue binding receipts therefor; manage and control and operate the Collateral as fully as the Borrower might do if in possession thereof; RUS, any employee or agent of RUS is hereby constituted and appointed as true and lawful attorney-in-fact of the Borrower with full power to (i) notify or require the Borrower to notify any and all Customers that the Collateral has been assigned to RUS and/or that RUS has a security interest in the Collateral; (ii) endorse the name of the Borrower upon any notes, checks, acceptances, drafts, money orders, or other instruments or payment (including payments made under any policy of insurance) that may come into possession of RUS in full or part payment of any amount owing to RUS; (iii) sign and endorse the name of the Borrower upon any invoice, freight, or express bill, bill of lading, storage or warehouse receipt, assignment verification or notice in connection with receivables; (iv) send requests for verifications of Collateral to customers or account debtors; (v) sell, assign, sue for, collect, or compromise payment of all any part of the Collateral in the name of the Borrower or in its own name, or make any other disposition of Collateral, or any part thereof, which disposition may be for cash, credit, or any combination thereof, and RUS may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price may set off the amount of such price against the Obligations; granting to RUS, as the attorney-in-fact of the Borrower, full power of substitution and full power to do any and all things necessary to be done in and about the premises fully and effectually as the Borrower might or could do but for this appointment, hereby ratifying all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Neither RUS, its employees, nor agents shall be liable for any act or omissions or for any error of judgment or mistake of fact or law in its capacity as such attorney-in-fact. This power of attorney is coupled with an interest and shall be irrevocable during the term of this Agreement and so long as any Obligations shall remain outstanding;

              (d) RUS shall have the right to enter and/or remain upon the premises of the Borrower without any obligation to pay rent to the Borrower or others, or any other place or places where any of the Collateral is located and kept and: (i) remove the Collateral therefrom in order to maintain, collect, sell, and/or liquidate the Collateral or, (ii) use such premises, together with materials, supplies, books, and records of the Borrower, to maintain possession and/or the condition of the Collateral, and to prepare the Collateral for sale, liquidation, or collection. RUS may require the Borrower to assemble the Collateral and make it available to RUS at a place to be designated by RUS;

              (e) RUS shall have the right, without prior notice to the Borrower, to exercise rights of setoff or recoupment and apply any and all amounts held or hereafter held, by RUS or owed to the Borrower or for the credit of the Borrower against any and all of the Obligations. RUS agrees to notify the Borrower promptly after any such setoff or recoupment and the application thereof, provided that the failure to give such notice shall not affect the validity of such setoff, recoupment or application. Borrower waives all rights of setoff, deduction, recoupment or counterclaim; and/or

              (f) RUS shall have, in addition to any other rights and remedies contained in this Agreement, and in any other agreements, guarantees, notes, mortgages, instruments, and documents heretofore, now, or at any time or times hereafter executed by the Borrower and delivered to RUS, all of the rights and remedies of a secured party under the Uniform Commercial Code in force in the state identified in the first paragraph hereof, as well as the state where the Collateral is located, as of the date hereof, all of which rights and remedies shall be cumulative, and nonexclusive.

SECTION 10.3   NOTICES OF ACTIONS AGAINST COLLATERAL

               Any notice required to be given by RUS of a sale or other disposition or other intended action by RUS with respect to any of the Collateral, or otherwise, made in accordance with this Agreement at least five
(5) days prior to such proposed action, shall constitute fair and reasonable notice to the Borrower of any such action.

SECTION 10.4  APPLICATION OF PROCEEDS

              Any proceeds or funds arising from the exercise of any rights or the enforcement of any remedies herein provided after the payment or provision for the payment of any and all costs and expenses in connection with the exercise of such rights or the enforcement of such remedies shall be applied first, to the payment of indebtedness hereby secured other than the principal of or interest on the Notes; second, to the ratable payment of interest which shall have accrued on the Notes and which shall be unpaid; third, to the ratable payment of or on account of the unpaid principal of the Notes, and the balance, if any, shall be paid to whosoever shall be entitled thereto.


                           ARTICLE XI - MISCELLANEOUS

SECTION 11.1 NOTICES

              All notices, requests and other communications provided for herein including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient at the "Address for Notices" specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as provided for herein. The Addresses for Notices of the respective parties are as follows:

                                    RUS                                                          Borrower
                                    ---                                                          --------
                      Rural Utilities Service                                                    See Schedule 1
                      United States Department of Agriculture
                      1400 Independence Avenue, S.W.
                      Washington, D.C.20250-1500
                      Attention: Administrator

                      Fax: (202) 720-1725

                      With a copy to:                                                            With a copy to:
                      ---------------                                                            ---------------
                      Rural Utilities Service                                                    See Schedule 1
                      United States Department of Agriculture1
                      1400 Independence Avenue, S.W.
                      Stop 1599, Room No.  2844
                      Washington, D.C. 20250-1599
                      Attention: Kenneth Kuchno
                      Fax: (202) 690-4389

SECTION 11.2 EXPENSES

              To the extent allowed by law, the Borrower shall pay all costs and expenses of RUS, including reasonable fees of counsel, incurred in connection with the enforcement of the Loan Documents or with the preparation for such enforcement if RUS has reasonable grounds to believe that such enforcement may be necessary.

SECTION 11.3 LATE PAYMENTS

              If payment of any amount due hereunder is not received at the United States Treasury in Washington, DC, or such other location as RUS may designate to the Borrower within five (5) Business Days after the due date thereof or such other time period as RUS may prescribe from time to time in its policies of general application in connection with any late payment charge (such unpaid amount being herein called the "delinquent amount", and the period beginning after such due date until payment of the delinquent amount being herein called the "late-payment period"), the Borrower shall pay to RUS, in addition to all other amounts due under the terms of the Notes, the Mortgage and this Agreement, any late payment charge as may be fixed by RUS Regulations from time to time on the delinquent amount for the late-payment period.

SECTION 11.4 FILING FEES

              To the extent permitted by law, the Borrower agrees to pay all expenses of RUS (including the fees and expenses of its counsel) in connection with the filing or recordation of all financing statements and instruments as may be required by RUS in connection with this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith. Borrower agrees to save harmless and indemnify RUS from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by RUS in connection with this Agreement. The provisions of this section shall survive the execution and delivery of this Agreement and the payment of all other amounts due hereunder or due on the Notes.

SECTION 11.5 NO WAIVER

              No failure on the part of RUS to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise by RUS of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 11.6 GOVERNING LAW

              This Agreement shall be governed by and construed in accordance with applicable federal law and, in the absence of controlling federal law, by the laws of the District of Columbia, except those that would render such choice of law ineffective.

SECTION 11.7 HOLIDAY PAYMENTS

              If any payment to be made by the Borrower hereunder shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

SECTION 11.8 RESCISSION

              The Borrower may elect not to borrow the Loan, in which event RUS shall release the Borrower from its obligations hereunder, provided the Borrower complies with such terms and conditions as RUS may impose for such release.

SECTION 11.9  SUCCESSORS AND ASSIGNS

              (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and RUS and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of RUS.

              (b) Pursuant to federal claims collection laws, RUS' claims hereunder may be transferred to other agencies of the United States of America; in the event of such a transfer, all rights and remedies hereby granted or conferred on RUS shall pass to and inure to the benefit of any such successor agency.

SECTION 11.10 COMPLETE AGREEMENT; WAIVERS AND AMENDMENTS

              Subject to RUS Regulations, this Agreement and the other Loan Documents are intended by the parties to be a complete and final expression of their agreement. However, RUS reserves the right to waive its rights to compliance with any provision of this Agreement and the other Loan Documents. No amendment, modification, or waiver of any provision hereof or thereof, and no consent to any departure of the Borrower herefrom or therefrom, shall be effective unless approved in writing by RUS in the form of either a RUS Regulation or other writing signed by or on behalf of RUS, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 11.11 HEADINGS

              The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and do not constitute part of this Agreement.

SECTION 11.12 SEVERABILITY

              If any term, provision, condition, or any part thereof, of this Agreement, Note(s) or the Security Documents shall for any reason be found or held invalid or unenforceable by any governmental agency or court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision, or condition nor any other term, provision, or condition, and this Agreement, the Note(s), and the Security Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

SECTION 11.13 RIGHT OF SETOFF

              Upon the occurrence and during the continuance of any Event of Default, RUS is hereby authorized at any time and from time to time, without prior notice to the Borrower, to exercise rights of setoff or recoupment and apply any and all amounts held or hereafter held, by RUS or owed to the Borrower or for the credit or account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder or under the Note(s). RUS agrees to notify the Borrower promptly after any such setoff or recoupment and the application thereof, provided that the failure to give such notice shall not affect the validity of such setoff, recoupment or application. The rights of RUS under this section are in addition to any other rights and remedies (including other rights of setoff or recoupment) which RUS may have. Borrower waives all rights of setoff, deduction, recoupment or counterclaim.

SECTION 11.14 SCHEDULES AND ATTACHMENTS

              Each Schedule and Attachment attached hereto and referred to herein is each an integral part of this Agreement.

SECTION 11.15 AUTHORITY OF REPRESENTATIVES OF RUS

               In the case of any consent, approval or waiver from RUS that is required under this Agreement or any other Loan Document, such consent, approval or waiver must be in writing and signed by an authorized RUS representative to be effective. As used in this section, "authorized RUS representative" means the Administrator of RUS, and also means a person to whom the Administrator has officially delegated specific or general authority to take the action in question.

SECTION 11.16 AMENDMENT OF LAWS AND RUS REGULATIONS

              Nothing contained herein shall restrict in any way RUS' right to amend, rescind or supplement any of the RUS Regulations or to seek such changes to existing laws.

SECTION 11.17 TERM

              This Agreement shall remain in effect until one of the following two events has occurred:

              (a) The Borrower and RUS replace this Agreement with another written agreement; or

              (b) All of the Borrower's obligations under this Agreement have been discharged and paid.


              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                            PEGASUS RURAL BROADBAND, LLC

                            by  /s/ Howard E. Verlin
                                Executive Vice President
                                Pegasus Satellite Communications Holdings, Inc. as sole member of
                                Pegasus Rural Broadband, LLC

(Seal)


Attested to by:  /s/ Scott A. Blank
                      Secretary





                            UNITED STATES OF AMERICA

                            by       /s/ Curtis M. Anderson
                                     Acting Administrator
                                     of the Rural Utilities Service

                                   SCHEDULE 1

Article II    Representations and Warranties

1. Paragraph (h) Borrower's address:

                                    PEGASUS RURAL BROADBAND, LLC
                                    C/O PEGASUS COMMUNICATIONS CORPORATION
                                    225 CITY LINE AVENUE, SUITE 200
                                    BALA CYNWYD, PENNSYLVANIA  19004

2. Paragraph (i) Borrower's Organization Number: 3572968

3. Paragraph (j) Borrower's Subsidiaries: NONE

4. Paragraph (j) Borrower's Parent: PEGASUS SATELLITE COMMUNICATIONS HOLDINGS, INC.

Article III   The Loans

1.       Section 3.1(a) Loan amount: $13,044,431

2.       Section 3.1(b) Loan portion at the cost-of-money interest rate:
         $13,044,431

3.       Section 3.1(b) Loan portion at the four percent (4%) rate of interest:
         $0

Article V     Conditions of Lending

1.       Section 5.2(b) amount of fidelity bond coverage: $1,957,000

2. Section 5.2(c)(i) level of funds required on deposit in accordance with 7 C.F.R. 1738.20(b): $2,100,000.

3. Section 5.2(c)(ii) level of funds required on deposit for operating expenses: $4,000,000.

4. The additional conditions to advance referred to in Section 5.3(j) are as follow:

         (A) THE BORROWER SHALL SUBMIT AN ORDER, SATISFACTORY TO RUS, OF THE UNITED STATES BANKRUPTCY COURT, DISTRICT OF MAINE CONFIRMING THE DEBTOR'S FIRST AMENDED JOINT CHAPTER 11 PLAN, AS IT MAY BE AMENDED, IN CASE NUMBER 04-20878 (IN RE PEGASUS SATELLITE TELEVISION, INC., ET AL);

         (B) THAT THE BORROWER HAS ENTERED INTO, SATISFACTORY TO RUS:

                 (1)  SERVICE AGREEMENTS WITH OKS-AMERIDIAL, INC.

                 (2) INTERCONNECTION AGREEMENTS WITH SERVICE PROVIDERS IN ABILENE, CORPUS CHRISTI AND LUBBOCK, TEXAS, TO PROVIDE SUFFICIENT BANDWIDTH TO THE INTERNET TO OFFER THE PROPOSED BROADBAND SERVICES;

         (C) ADVANCES WILL NOT BE MADE FOR ANY TOWER LOCATION UNTIL THE BORROWER HAS SUBMITTED LEASE AGREEMENTS, SATISFACTORY TO RUS, FOR THOSE SITES; AND

         (D) BORROWER MUST SUBMIT QUARTERLY CONSTRUCTION SCHEDULES DEMONSTRATING THAT IT HAS MET THE PROJECTED GOALS FOR COMMUNITY BUILD OUT AND SUBSCRIBER CONNECTIONS AS OUTLINED IN THE APPLICATION.

Article VI    Affirmative Covenants

1.       Section 6.4 Additional Funds: $0

2.       Section 6.4 Additional Purposes: NONE

3.       Section 6.8(b) Additional Reporting Dates: NONE

4.       Section 6.11 TIER: 2.00

5.       Section 6.11 TIER Commencement Date: DECEMBER 31, 2007

6. The additional affirmative covenants referred to in Section 6.22 are as follows:

              BORROWER AGREES THAT UPON ACQUIRING REAL PROPERTY, IT WILL EXECUTE A STANDARD MORTGAGE WITH RUS.


Article VII   Negative Covenants

1. The additional negative covenants referred to in Section 7.18 are as follows: NONE

Article XI    Miscellaneous


1.       Section 11.1 Borrower's address for purposes of notification:

         PEGASUS RURAL BROADBAND, LLC
         C/O PEGASUS COMMUNICATIONS MANAGEMENT COMPANY
         225 CITY LINE AVENUE, SUITE 200
         BALA CYNWYD, PENNSYLVANIA  19004
         ATTENTION: HOWARD E. VERLIN, EXECUTIVE VICE PRESIDENT
         FAX:  610-934-7072

2.       Section 11.1 Address for Borrower's notification copy:

         PEGASUS RURAL BROADBAND LLC
         C/O PEGASUS COMMUNICATIONS MANAGEMENT COMPANY
         225 CITY LINE AVENUE
         SUITE 200
         BALA CYNWOOD, PA 19004
         ATTENTION:  SCOTT A. BLANK, SENIOR VICE PRESIDENT & GENERAL COUNSEL
         FAX: (610) 934-7072

                                   SCHEDULE 2

1. Collateral shall include the following:

                  All property, assets, rights, privileges, licenses and franchises of the Borrower of every kind and description, real, personal or mixed, tangible and intangible, of the kind or nature specifically mentioned herein, or any other kind or nature now owned or hereafter acquired or arising by the Borrower (by purchase, consolidation, merger, donation, construction, erection or in any other way) wherever located, including without limitation all or in part the following (hereinafter the "Collateral:")

                                        I

                  All right, title, and interest of the Borrower in and to the Existing Facilities, buildings, plants, works, improvements, structures, estates, grants, franchises, easements, rights, privileges and properties, whether real, personal, or mixed, tangible or intangible, of every kind or description, now or hereafter owned, leased, constructed, or acquired by the Borrower, wherever located, and in and to all extensions, improvements, and additions thereto, including but not limited to all buildings, plants, works, structures, towers, antennas, fixtures, apparatus, materials, supplies, machinery, tools, implements, poles, posts, crossarms, conduits, ducts, lines, wires, cables, whether underground, overhead, or otherwise, exchanges, switches, including, without limitation, host and remote switches, desks, testboards, frames, racks, motors, generators, batteries, and other items of central office equipment, pay stations, protectors, instruments, connections and appliances, office furniture, equipment, and any and all other property of every kind, nature, and description, used, useful, or acquired for use by the Borrower in connection therewith;

                                       II

                  All right, title, and interest of the Borrower in, to, and under any and all grants, privileges, rights of way and easements now owned, held, leased, enjoyed or exercised, or which may hereafter be owned, held, leased, acquired, enjoyed or exercised, by the Borrower for the purposes of, or in connection with, the construction or operation by, or on behalf of, the Borrower of its properties, facilities, systems, or businesses, whether underground, overhead, or otherwise, wherever located;

                                       III

                  All right, title, and interest of the Borrower in, to, and under any and all licenses and permits (including without limitation those granted by the FCC), franchises, ordinances, and privileges, whether heretofore or hereafter granted, issued, or executed, to it or to its assignors by the Government, or by any state, county, township, municipality, village, or other political subdivision thereof, or by any agency, board, commission, or department of any of the foregoing, authorizing the construction, acquisition, or operation of the Borrower's properties, facilities, systems, or businesses, insofar as the same may by law be assigned, granted, bargained, sold, conveyed, transferred, mortgaged, or pledged;

                                       IV

                  All right, title, and interest of the Borrower in, to, and under all personal property and fixtures of every kind and nature, including without limitation all goods (such as inventory, equipment and any accessions thereto), instruments (such as promissory notes or chattel paper, electronic or otherwise), documents, accounts (such as deposit accounts or trust accounts pursuant hereto or to a loan agreement), letter-of-credit rights, investment property (such as certificated and uncertificated securities or security entitlements and accounts,) software, general intangibles (such as payment intangibles), supporting obligations, contract rights or rights to the payment of money, insurance claims, and proceeds (as such terms are presently and hereafter defined in the UCC; provided, however, that the term "instrument" shall be such term as defined in Article 9 of the UCC rather than Article 3);

                                        V

                  All right, title, and interest of the Borrower in, to, and under any and all agreements, leases or contracts heretofore or hereafter executed by and between the Borrower and any person, firm, corporation, or other corporate entity relating to the Collateral (including contracts for the lease, occupancy, or sale of the Pledged Property, or any portion thereof);

                                       VI

                  All right, title, and interest of the Borrower in, to, and under any and all books, records and correspondence relating to the Pledged Property, including, but not limited to, all records, ledgers, leases, computer and automatic machinery, software, programs, databases, disc or tape files, print-outs, batches, runs, and other electronically-prepared information indicating, summarizing, evidencing, or otherwise necessary or helpful in the collection or realization on the Collateral;

                                       VII

                  Also, all right, title, and interest of the Borrower in, to, and under all other property, real or personal, tangible or intangible, of every kind, nature, and description, and wherever situated, now or hereafter owned or leased by the Borrower, it being the intention hereof that all such property now owned or leased but not specifically described herein, or acquired or held by the Borrower after the date hereof, shall be as fully embraced within and subjected to the lien hereof as if the same were now owned by the Borrower and were specifically described herein to the extent only, however, that the subjection of such property to the lien hereof shall not be contrary to law;

                  Together with all rents, income, revenues, proceeds, products, profits and benefits at any time derived, received, or had from any and all of the above-described property of the Borrower;

                  Provided, however, that except as provided in the Loan and Security Agreement, no automobiles, trucks, trailers, tractors or other vehicles (including without limitation aircraft or ships, if any) owned or used by the Borrower shall be included in the Collateral.


2. Additionally, property pledged as Collateral shall also include the following specifically described property, if any: NONE

                                    EXHIBIT A

                         CERTIFICATION OF REIMBURSEMENT


         The attached requisition for Loan Advances in the amount of $____________________, is to reimburse Pegasus Rural Broadband, LLC for funds spend on RUS approved loan purposes, as described in the attached requisition.




                                                     --------------------------
                                                     Title: